UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced the appointment of James Hassard as the Company’s Chief Commercial Officer, which was effective as of February 28, 2022. Mr. Hassard, 55, is a commercial leader with more than three decades of experience leading sales and marketing operations for both global and domestic biotechnology companies. Prior to joining Crinetics, from January 2020 to September 2021, Jim Hassard was chief commercial officer at Arrowhead Pharmaceuticals, Inc., where he began building the company’s commercial capabilities and launch strategy for three rare disease programs. Between November 2016 and January 2020, Mr. Hassard was senior vice president of marketing and market access at Coherus BioSciences, where he built the company’s commercial capabilities, including patient and provider services, in advance of their first FDA-approved specialty product. Earlier in his career, Mr. Hassard held several positions over a 17-year period at Amgen Inc., in therapeutic areas including oncology, nephrology and endocrinology. Among these, he was general manager of Amgen Portugal, and U.S. brand lead for Sensipar® (cinacalcet), expanding the FDA label into a rare-endocrinology indication. Mr. Hassard earned a Bachelor of Science in pharmacology from the University of Toronto, followed by a Master’s in Business Administration from Nova Southeastern University.

In connection with his appointment, Mr. Hassard entered into an employment agreement with the Company effective as of February 28, 2022 (the “Employment Agreement”), which provides that, among other things, Mr. Hassard's annual base salary will be $425,000, and his target annual incentive bonus will be 40% of his base salary.

Pursuant to the Employment Agreement, if Mr. Hassard’s employment is terminated by us other than for cause or by him for good reason, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his Employment Agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 9 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date Mr. Hassard becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 9-month period following the date of termination.

If Mr. Hassard’s employment is terminated by us other than for cause or by him for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his Employment Agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Mr. Hassard becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Mr. Hassard’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Mr. Hassard’s timely execution and non-revocation of a general release of claims in favor of the Company, 100% of Mr. Hassard’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Mr. Hassard's termination by us without cause or by Mr. Hassard for good reason after a change in control or (2) the first anniversary of the closing of such change in control. In addition, in the event of Mr. Hassard’s termination of employment by reason of his death or permanent disability, and subject to Mr. Hassard’s (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the Company and, in the case of his permanent disability, his continued compliance with the restrictive covenants set forth in his Employment Agreement, 100% of Mr. Hassard’s outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Mr. Hassard’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

On March 10, 2021, the Company expects to grant Mr. Hassard a stock option to purchase 160,000 shares of common stock of the Company under the Company’s 2021 Employment Inducement Incentive Award Plan, 25% of which will vest on February 28, 2023, and the remainder will vest in 36 equal monthly installments thereafter. The stock option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on March 10, 2022. In connection with the commencement of his employment, Mr. Hassard will also receive relocation assistance in an amount not yet determinable.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Hassard.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission on the

Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	March 1, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer